EXHIBIT 10.3

FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is entered into this 28th day of November, 2016 (the “Amendment Date”), by and between Commercial Metals Company, a Delaware corporation (“Employer”), and Joseph Alvarado (“Executive”).

RECITALS:

        WHEREAS, the Employer and Executive originally entered into that certain Employment Agreement (the “Agreement”), dated as of April 16, 2010, and amended the Agreement as of April 8, 2011, May 26, 2011, September 1, 2011 and March 9, 2015; and

WHEREAS, the Employer and Executive desire to further amend the Agreement in recognition of the change in Executive’s title from “Chief Executive Officer and President” to “Chief Executive Officer” effective January 11, 2017.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein contained, it is agreed as follows:

1.    Sections 1. Purpose, 5. Duties and Responsibilities and 6(a) Salary, are hereby omitted in their entirety and the following revised Sections 1., 5. and 6(a) are hereby substituted therefor:

1.
Purpose. The purpose of the Agreement is to formalize the terms and conditions of Executive’s employment with the Employer as Chief Executive Officer effective January 11, 2017. This Agreement cannot be amended except by a writing signed by both Parties.

5.  Duties and Responsibilities. Effective January 11, 2017, (a) Executive shall diligently render his services to the Employer as Chief Executive Officer in accordance with the Employer’s directives, and shall use his best efforts and good faith in accomplishing such directives, and (b) Executive shall report directly to the Board of Directors of the Employer. Executive agrees to devote his full-time efforts, abilities, and attention (defined to mean not normally less than forty (40) hours/week) to the business of the Employer, and shall not engage in any activities which will interfere with such efforts.

6. a.
Salary. Executive shall receive an annual base salary of not less than $1,000,000.00 during the term of this Agreement. This salary may be increased at the sole discretion of Employer, and may not be decreased without Executive’s written consent. Notwithstanding the foregoing, the Executive may voluntarily decrease his salary at any time.

2.No Other Modifications. Except as otherwise provided herein, all other terms and provisions of the Agreement shall remain in full force and effect, unmodified by this Amendment.

3.Binding Agreement. The provisions of this Amendment shall be binding upon and inure to the benefit of the heirs, representatives, successors and permitted assigns of the Parties.

4.Authority. The Parties represent and warrant that they have the requisite authority to bind the party on whose behalf they are signing.

5.Counterparts. This Amendment may be executed in any number of original counterparts. Any such counterpart, when executed, shall constitute an original of this Amendment, and all such counterparts together shall constitute one and the same Amendment. Either party may deliver its signature to the other via facsimile or electronic (PDF) transmission, and any signature so delivered shall be binding on the delivering party.

6.Voluntary Amendment. The Parties have read this Amendment, and on the advice of counsel they have freely and voluntarily entered into this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have entered into this Amendment as of the Amendment Date as defined above.

EXECUTIVE:

/s/ Joseph Alvarado
JOSEPH ALVARADO

EMPLOYER:

COMMERCIAL METALS COMPANY

By: /s/ Richard Kelson
Name: Richard Kelson
Title:     Lead Director

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